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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-92906) pertaining to the Second Amended and Restated Stock Option Plan of our report dated March 18, 1997, except for Note 20, as to which the date is August 21, with respect to the consolidated financial statements and schedules of Standard Management Corporation, as amended, included in this Form 10-K/A for the year ended December 31, 1996.

                                          Ernst & Young LLP

Indianapolis, Indiana
August 29, 1997